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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference on Form 8-K of our reports dated February 28, 1997, except for Note N, which is dated March 14, 1997, on our audits of the consolidated financial statements of Growth Hotel Investors and Growth Hotel Investors II as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in (i) the registration statement on Form S-3 (dated March 11, 1998); (ii) the registration statement on Form S-3 (SEC File No. 333-26559); (iii) the registration statement on Form S-3 (SEC File No. 33-99480); (iv) the registration statement on Form S-3 (SEC File No. 33-90364); (v) the registration statement on Form S-8 (SEC File No. 333-25017); and (vi) the registration statement on Form S-8 (SEC File No. 333-25013) of Equity Inns, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ Imowitz, Koenig & Co., LLP


New York, NY
March 11, 1998